LightPath Technologies Expands Its Moldable Glass Catalog

ORLANDO, FL -- (Marketwire - January 26, 2009) - LightPath Technologies, Inc. (NASDAQ: LPTH) is pleased to announce the expansion of our Moldable Glass Catalog to include two new glasses, D-ZK3 and D-ZLAF52LA. These two glasses allow additional possibilities for design of custom aspheric lenses.

Both D-ZK3 and D-ZLAF52LA are RoHS compliant and have been fully qualified with LightPath's proprietary molding process and standard Anti-Reflective (AR) coatings. These new glasses provide greater durability than LightPath's ECO550 glass due to a higher glass transition point.

LightPath Technologies has started to incorporate these new glasses into its aspheric lens catalog with the introduction of its new Laser Tool line of Aspheric lenses.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies

Contacts:
Ray Pini
Director of Marketing
LightPath Technologies, Inc.
Phone: (407) 382-4003
Email: rpini@lightpath.com
Internet:  www.lightpath.com